UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2006
STRATEX NETWORKS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15895 (Commission File Number)	77-0016028 (IRS Employer Identification No.)
120 Rose Orchard Way, San Jose, CA 95134
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 943-0777
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.2
EXHIBIT 2.2.1

Item 1.01 Entry into a Material Definitive Agreement.
On September 5, 2006, Stratex Networks, Inc. (the “Company”) and Harris Corporation (“Harris”) entered into a definitive Formation, Contribution and Merger Agreement (the “Combination Agreement”). Concurrently, and in connection therewith, the officers and directors of the Company entered into Voting Agreements (the “Voting Agreements”) with Harris.
Combination Agreement
The Combination Agreement provides, among other things, that (i) Harris will form a newly-organized Delaware corporation to be named “Harris Stratex Networks, Inc.” (“Newco”), (ii) Harris will contribute the assets comprising its Microwave Communications Division (“MCD”) and $25 million in cash to Newco and Newco will assume those liabilities primarily resulting from or primarily arising out of MCD, other than certain specified liabilities (the “Contribution”), and (iii) a newly-organized Delaware corporation which is a wholly-owned subsidiary of Newco will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Newco (the “Merger”). The Contribution and the Merger are herein collectively referred to as the “Combination.”
At the effective time of and as a result of the Combination, (i) Newco will issue to the stockholders of the Company one-fourth share of Newco Class A common stock for each share of Company common stock held immediately prior to the Merger, (ii) Newco will assume the Company’s obligations under all outstanding options, equity awards and warrants exercisable for Company common stock, substituting one-fourth share of Newco Class A common stock for each share of Company common stock subject thereto and with an exercise price per share of Newco Class A common stock equal to four times the exercise price stated therein for each share of Company common stock, and (iii) Newco will issue to Harris or one of Harris’ domestic subsidiaries the number of shares of Newco Class B common stock which will equal 56/44ths of the sum of (x) the number of shares of Newco Class A common stock issued in the Merger and (y) the number of additional shares of Newco Class A Common Stock which would be deemed outstanding immediately after the effective time of the Merger by applying the treasury stock method to the Newco options and warrants outstanding by virtue of Newco’s assumption of corresponding options and warrants for Company common stock, applying the treasury stock method on the assumption that the fair market value of each share of Newco Class A common stock was $20.80. This value is an element of the negotiated transaction and does not represent or purport to indicate the actual fair market value of Newco Class A common stock or the Company’s common stock.
Following the effective time of the Combination, Newco will have a nine-member board of directors, which will include a total of five directors nominated by Harris and four directors initially nominated by the Company. Howard L. Lance, Chairman, President and Chief Executive Officer of Harris, and Guy M. Campbell, President of Harris’ Microwave Communications Division, will be two of Harris’ initial nominees. Of the other three Harris nominees, one is required to be an individual who meets NASDAQ independence standards for audit committee members and a second is required to be an individual who is not an employee of Harris. Charles D. Kissner, Chairman of the Company, will be one of the Company nominees and the other two are required to be individuals who meet NASDAQ independence standards for audit committee members.
Harris and the Company made customary representations, warranties and covenants in the Combination Agreement, including, among others, covenants by the Company not to (a) solicit proposals relating to alternative business combination transactions or (b), subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with, alternative business combination transactions. Both the Company and, with respect to the business of MCD, Harris have agreed to certain restrictions on the operations of their respective businesses between the execution of the Combination Agreement and its consummation or termination.
Pursuant to the terms of the Newco Class B common stock to be issued to Harris, Harris will have the right to designate a number of Newco directors (the “Class B Directors”) equal to its proportionate ownership of Newco common stock, but always a majority of the directors if Harris owns a majority of the outstanding Newco common stock and rounding down any fractional entitlement to the next lowest whole number if Harris owns less than a majority of the outstanding Newco common stock. The Newco Class A common stock and Class B common stock share in any dividends or other distributions with respect to common stock on an equal per-share basis.

Pursuant to an Investor Agreement to be entered into by Harris and Newco upon consummation of the Combination, (i) Harris will agree that, for at least two years after the consummation of the Combination, one Harris nominee is required to be an individual who meets NASDAQ independence standards for audit committee members and a second Harris nominee is required to be an individual who is not an employee of Harris; (ii) Harris will agree to vote its shares in Newco in favor of electing the nominees designated by the non-Class B directors to the board of directors, (iii) Harris will agree not to purchase or sell any shares it holds in Newco for a period of two years from such consummation except pursuant to the pre-emptive right described below or with the consent of the non-Class B directors, (iv) Harris will agree that, during the third and fourth years after the consummation of the Combination, not to acquire more than 80% of Newco’s outstanding common stock or sell a majority of the outstanding stock of Newco to a single person unless such sale is approved by the non-Class B directors or all other stockholder of Newco have the opportunity to sell their shares on the same terms and (v) Newco will agree to permit Harris to purchase additional shares of Newco common stock as necessary to preserve Harris’ percentage ownership of the outstanding common stock of Newco from time to time.
Pursuant to a Non-Competition Agreement to be entered into between Harris and Newco upon consummation of the Combination, Harris will agree, among other things, that for five years after the consummation of the Combination, Harris will not develop, manufacture, distribute or sell any microwave radio systems and related components, systems and services that (i) compete with Stratex’s or MCD’s existing products, or that (ii) are substantially similar to such products in form, fit and function when used in terrestrial microwave point-to-point communications networks that provide access and trunking of voice and data for telecommunications networks. This restriction does not apply to the development, manufacture, distribution or sale of microwave radios or related components, systems or services to government entities or resales of non-Harris-branded equipment.
Pursuant to a Registration Rights Agreement to be entered into between Harris and Newco upon consummation of the Combination, Newco will agree to register shares of Newco common stock held by Harris under the Securities Act of 1933 from time to time, subject to the terms and conditions stated therein.
Consummation of the Merger is subject to various customary conditions, including regulatory clearances and the approval of the Company’s stockholders. The Combination Agreement contains certain termination rights for both Harris and the Company and provides that, upon termination of the Combination Agreement under specified circumstances, the Company may be required to pay Harris a termination fee of $14.5 million.
A copy of the Combination Agreement (including the exhibits thereto) is included herein as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Combination Agreement is qualified in its entirety by reference to the full text of the Combination Agreement.
Voting Agreements
Pursuant to the Voting Agreements the officers and directors of the Company agreed, solely in their respective capacities as holders of Company common stock, (i) to vote in favor of the adoption of the Combination Agreement and approval of the Merger at the Company stockholder meeting, (ii) to vote against any acquisition proposal other than the Merger, or any other matters which could reasonably be expected to impede, interfere with, delay or adversely affect the consummation of the Merger or the other transactions contemplated by the Combination Agreement, (iii) to comply with all restrictions and obligations in the Combination Agreement and (iv) not to sell, transfer, assign, pledge, encumber or dispose of, or grant a proxy or enter into any other voting agreement or trust or similar arrangement with respect to, any shares of Company common stock they own. The Voting Agreements terminate upon any termination of the Combination Agreement.
A copy of the form of the Voting Agreements is included herein as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the Voting Agreements.

Additional information and where to find it
In connection with the transaction, the parties will file a registration statement on Form S-4, which will include a proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”).
This communication may be deemed to be solicitation material in respect of the proposed combination of Harris’ Microwave Communications Division with the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus may also be obtained when available, without charge, by directing a request to Stratex Networks, Inc., 120 Rose Orchard Way, San Jose, CA 95134, Attention: Office of the Secretary, or to Harris Corporation, 1025 West NASA Blvd., Melbourne, FL 32919, Attention: Office of the Corporate Secretary.
Participants in Solicitation
The Company, Harris and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on July 10, 2006. Information about the directors and executive officers of Harris is set forth in the proxy statement for Harris’ 2005 Annual Meeting of Stockholders, which was filed with the SEC on September 14, 2005. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the transaction when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

2.2	Formation, Contribution and Merger Agreement dated as of September 5, 2006 between Harris Corporation and Stratex Networks, Inc.
2.2.1	Form of Voting Agreement dated as of September 5, 2006 between directors and officers of Stratex Networks, Inc. and Harris Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.
Date: September 11, 2006
	By:	/s/ Juan Otero
Juan Otero
General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.2	Formation, Contribution and Merger Agreement dated as of September 5, 2006 between Harris Corporation and Stratex Networks, Inc.

2.2.1	Form of Voting Agreement dated as of September 5, 2006 between directors and officers of Stratex Networks, Inc. and Harris Corporation